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                                                                EXHIBIT 10.8


                                   STOCK PLAN

This agreement, dated September 16, 1992, is made between and among Dwayne K. Chipman, (hereinafter called "employee"), George E. Richmond, (hereinafter called "owner"), and Young Dental Manufacturing Company, Inc. (hereinafter called "Company"), and is intended to advance the interests of the Company and its stockholders by enabling the Company to attract and retain in its employ men and women of training, experience, and ability. The Agreement will give employees an opportunity to acquire a proprietary interest in the success of the Company through the purchase of the Company's Common Stock (hereinafter called "stock").

PURCHASE OF SHARES:
     A)  INITIAL        -     The employee may purchase only whole shares from
                              the owner at a price of $17.33 per share upon signing this agreement. The employee is limited to purchase the number of shares up to a value not greater than the gross profit sharing bonus paid to the employee for the year of the purchase.

     B)  SUBSEQUENT     -     The employee may purchase any number of whole
                              shares from the owner up to a value not greater than the gross profit sharing bonus payable by the Company to the employee or any other value as allowed by the owner in the subsequent year of purchase. The employee can make the purchase up to fourteen days after the date of payment of the profit sharing bonus or the date of appraisal for the prior year's valuation, whichever is later.
                              The price per share shall be determined as in PRICE OF SHARES. This offer may be withdrawn at any time by owner as per OWNERS REFUSAL TO SELL.

PAYMENT FOR SHARES:
     The employee shall make payment to the owner upon exercising his option to purchase shares as allowed under this agreement.

ENTITLEMENT OF SHARES:
     The employee receives the title and rights to all benefits or liabilities of the shares purchased by him as of the effective date of purchase of the shares.

                                      -1-
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SALE OF SHARES:
     A) TIMING - The employee may sell his shares of stock at any time except that the employee must sell his shares of stock when his employment ceases with the Company. The date of sale when employment ceases shall be the last date of employment.

     B) VALUATION - The price of the shares sold by the employee shall be as set forth in PRICE OF SHARES.

     C) PAYMENT - The employee shall receive his gross sale proceeds, which is the total number of shares sold multiplied by the price, within thirty days of the sale or the date of appraisal for the prior year's valuation, whichever is later.

     D) PURCHASER - The employee must first offer his shares for sale to the owner. If refused by the owner, then the employee can sell his shares to the Company except as otherwise provided for in this agreement.

PRICE OF SHARES:
     The redemption or purchase price paid for each share of stock pursuant to the terms of this agreement shall be the value as computed in the following manner (if not otherwise determined) divided by the number of issued and outstanding shares:

     A) PURCHASE VALUE - The value of the Company shall be determined by the most recent appraisal made or in the process of being made by an independent Certified Public Accountant.

     B) SALE VALUE - The value of the Company shall be determined by the most recent appraisal made or in process of being made by an independent Certified Public Accountant.

     C) TIMING OF APPRAISAL - An appraisal shall be done not less than once a year. The date of the appraised value shall be December 31 for the year undertaken.

TERMINATION OF EMPLOYMENT:
     In the event the employee ceases employment with the Company, for whatever reason, the employee must sell all shares owned by the employee as per the SALE OF SHARES provided in this agreement.

DEATH OF EMPLOYEE:
     In the event of the death of the employee, the transferee (surviving spouse, heirs, etc.) shall sell all shares of Company Stock as per the SALE OF SHARES provided in this agreement.

                                      -2-
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SALE OF YOUNG DENTAL:
     If the owner sells more than 50% of the stock to one entity or person, then the employee shall sell his shares as per the SALE OF SHARES provided in this agreement, or to the entity or person purchasing from the owner, it being agreed that the price paid by the entity or person shall be equal to the price paid the owner.

OWNERS REFUSAL TO SELL:
     The owner may, at any time, refuse to offer his shares for sale to the employee. The employee will have no recourse if refusal to sell is made; however, such refusal does not void this Agreement for possible future purchases by the employee from the owner.

GENERAL PROHIBITION:
     The employee shall not without the written consent of the other parties to this Agreement, assign, pledge, give, transfer, or execute any loans or in any manner encumber any interest in all or any part of the stock of the Company now owned or hereafter acquired by him.

TERM:
     The Agreement shall continue until termination of the Agreement by action of the Board of Directors or stockholders. Upon written notice to employee of such termination, the restrictions contained in this Agreement and the other provisions set forth herein shall remain in full force and effect.

EMPLOYMENT:
     Nothing in this Agreement shall confer on employee any right to continue in the employ of the Company or affect in any way the right of the Company to terminate employee's employment at any time.

INDEMNIFICATION:
     The members of Company's Board of Directors shall be indemnified by the Company to the extent provided by the Company's By-Laws or applicable law for any action or failure to act under or in connection with this Agreement.

ENDORSEMENT OF STOCK:
     Employee shall have endorsed upon employee's stock certificates the following:

     This certificate may be sold or transferred only upon compliance with the terms and conditions of an Agreement dated September 16, 1992, a copy of which is on file with the Secretary of the Corporation.

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Chapter S Status:
     The employee agrees that he will cause the Corporation to elect to be taxed under Chapter S of the Internal Revenue Code and that he will not transfer the stock of the Corporation if such transfer will cause the Corporation to lose its election to be taxed under Chapter S of the Internal Revenue Code. Further, the employee agrees not to take any action without the consent of the Company in writing to unilaterally terminate the S election.

Disclosures of Information:
     Each Employee recognizes and acknowledges that it will have access to certain confidential information of the Company and of entities affiliated with the Company and that such information constitutes valuable, special and unique property of the Company and such other entities. The Employee will not, during or after the term of this Agreement, disclose any of such confidential information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except to authorized representatives of the Company and its affiliated entities In the event of a breach or threatened breach by the Employee of the provisions of this paragraph, the Company shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach, including the recovery of damages from the Employee.

MISCELLANEOUS:

     A) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri.

     B) Entire Agreement. This Agreement contains the understanding of the parties. There are no other agreements other than those expressly provided for herein. This Agreement supersedes all prior agreements, if any, between the parties with respect to such subject matter. No modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and signed by the parties.

     C) Severability of Invalid Provision. If one or more agreements provided herein should be contrary to law, then such agreement or agreements shall be null and void and shall not affect the validity of the other provisions of this Agreement.

     D) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, their heirs, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

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     E)  Section Headings.  The section headings contained in this Agreement are inserted only as a matter of convenience and do not define, or limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof.

     F) Counterparts. This Agreement may be extended in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement the date written above.

                                        By /s/ George E. Richmond
                                          -----------------------------
                                          'Owner'

By /s/ Keith Chipman                    By /s/ George E. Richmond
   -------------------                    -----------------------------
  'Employee'                              President,
                                          Young Dental Manufacturing Co.
                                         'Company'


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                          Stock Plan (Dated 9/16/92)
                                 MODIFICATION


The Stock Plan Agreement, dated September 16, 1992, between and among employee, owner and Company is hereby modified in the following manner:

        1. The parties acknowledge that Company has terminated its election to be taxed under Chapter S of the Internal Revenue Code, and, on that basis, agree to the deletion of the section with the heading, "Chapter S Status".

        2.  Replace any and all references to "George E. Richmond" with "George
            E. Richmond Revocable Trust Dated July 6, 1973 And Amendments Thereto."

                                        By:/s/  George E. Richmond
                                           -----------------------
                                        "Owner"

By:/s/  Keith Chipman
   ------------------
   "Employee"

                                        By:/s/ George E. Richmond
                                           -----------------------
                                        President
                                        Young Dental Manufacturing Company
                                        "Company"
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                                     WAIVER

I, Dwayne K. Chipman, agree to waive any and all liability against George E. Richmond, an individual, and Young Dental Manufacturing Company, a corporation, and its directors and officers due to the Young Dental common stock valuation as determined by Grace & Company, P.C. and received by Young Dental on March, 1993. I understand that said valuation was affected by the decision by Young Dental to change its tax status from an "S" corporation to a "C" corporation.
I further understand that if such change in tax status had not been taken into account by Grace & Company, P.C., the resulting valuation could have been materially different from the March, 1993 valuation Young Dental received from Grace & Company, P.C. On the basis of the above, I hereby agree that the March, 1993 valuation is the proper valuation to use relative to the exercise of any rights I may have as set forth in my September 16, 1992 stock agreement with George E. Richmond, Young Dental, and me.




By /s/ Dwayne Keith Chipman                     May 7, 1993
   ------------------------------             --------------------
   Dwayne K. Chipman                          Date